Exhibit 10-h
                             MANAGEMENT AGREEMENT

     AGREEMENT made this 7th day of June, 2005 among HEADLINERS
ENTERTAINMENT GROUP, INC. ("Headliners"), RASCALS MONTCLAIR, INC.
("Rascals Montclair"), IRREVOCABLE MARGOLIES FAMILY TRUST,
IRREVOCABLE RODRIGUEZ FAMILY TRUST and GERRY PONTONES (the latter three parties being collectively the "Shareholders").

     WHEREAS, the Shareholders and Rascals Montclair desire that Headliners perform management services in connection with the business operated by Rascals Montclair, and Headliners is willing to perform such services on the terms set forth herein.

     NOW, THEREFORE, it is agreed:

     1.  Management.

     a. During the period from the date of this agreement through June 30, 2015 Headliners will provide all management services required by Rascals Montclair in connection with the operation of the premises at 499-501 Bloomfield Avenue and will assume the obligation to pay all expenses that arise from those operations. Among the obligations assumed by Headliners are:

        - managing the operations of the restaurant and bar at 499-501 Bloomfield Avenue, Montclair;
        - managing the operations of the comedy club at 499-501 Bloomfield Avenue, Montclair;
        - employing all personnel required for the operations that are not directly employed by Rascals Montclair;
        - reimbursing Rascals Montclair for its out-of-pocket expenses in connection with the employment of personnel;
        - purchasing all inventory required for the operations;
        - booking the entertainment for the club; and
        - assuming on its own account and paying all other expenses attendant to the operations of Rascals Montclair, including rent and taxes.

     b. In consideration for the services and undertakings by Headliners herein, Rascals Montclair assigns to Headliners all of the revenue realized from the operations of the restaurant, bar and comedy club at 499-501 Bloomfield Avenue during the period when Headliners is performing services pursuant to this Section 2.
Rascals Montclair hereby authorizes Headliners to collect such revenue in its own name and for its own account, to the extent that such a procedure facilitates the operations contemplated by this
Section 2.

     c. The management agreement created by this Section 2 will terminate immediate upon the exercise by N.K. Gray Development, L.L.C. of any of the "Remedies" itemized in Section 11(a) of the Pledge Agreement among Irrevocable Margolies Family Trust, Irrevocable Rodriguez Family Trust, Gerry Pontones, Rascals Montclair, Inc. and N.K. Gray Development, L.L.C.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth on its first line.



HEADLINERS ENTERTAINMENT                   RASCALS MONTCLAIR, INC.
GROUP, INC.

By: /s/ Eduardo Rodriguez                  By:/s/ Eduardo Rodriguez
-----------------------------              ----------------------------
Eduardo Rodriguez, President               Eduardo Rodriguez, President

IRREVOCABLE MARGOLIES                      IRREVOCABLE RODRIGUEZ
FAMILY TRUST                               FAMILY TRUST

By: /s/ Elaine Margolies                   By: /s/ Lynn Rodriguez
-------------------------                  -------------------------
Elaine Margolies, Trustee                  Lynn Rodriguez, Trustee


/s/ Gerry Pontones
-------------------------
GERRY PONTONES